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                                                                    EXHIBIT (11)

                         HONEYWELL INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in Millions Except Per Share Amounts)
                                   (Unaudited)

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                                                                        Second Quarter Ended            Six Months Ended
                                                                     --------------------------    --------------------------
                                                                        July 3,        July 4,        July 3,       July 4,
                                                                         1994           1993           1994          1993
                                                                     ------------   ------------   ------------   -----------

PRIMARY:
Income:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .     $      56.9    $      71.4    $     104.6    $     128.7
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Shares:
  Weighted average of shares outstanding during the year . . . .     129,484,942    134,854,738    130,172,681    135,506,529
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Earnings per share:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .     $      0.44    $      0.53    $      0.80    $      0.95
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

ASSUMING FULL DILUTION:
Income:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .     $      56.9    $      71.4    $     104.6    $     128.7
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Shares:
  Weighted average of shares outstanding during the year . . . .     129,484,942    134,854,738    130,172,681    135,506,529
  Shares issuable in connection with stock plans
   less shares purchasable from proceeds . . . . . . . . . . . .         501,979      1,552,687        568,464      1,476,095
                                                                     -----------    -----------    -----------    -----------
    Total Shares . . . . . . . . . . . . . . . . . . . . . . . .     129,986,921    136,407,425    130,741,145    136,982,624
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Earnings per share:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .     $      0.44    $      0.52    $      0.80    $      0.94
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

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